Exhibit 15

JOINT FILING AGREEMENT

We, the undersigned, hereby express our agreement that the attached Schedule 13D/A is filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Date: July 18, 2018	DEVON ENERGY CORPORATION

	By:	/s/ Jeffrey L. Ritenour
	Name:	Jeffrey L. Ritenour
	Title:	Executive Vice President and Chief Financial Officer

DEVON ENERGY CORPORATION (OKLAHOMA)

	By:	/s/ Jeffrey L. Ritenour
	Name:	Jeffrey L. Ritenour
	Title:	Executive Vice President

DEVON GAS CO., L.L.C.

	By:	/s/ Jeffrey L. Ritenour
	Name:	Jeffrey L. Ritenour
	Title:	Executive Vice President

SOUTHWESTERN GAS PIPELINE, L.L.C.

	By:	/s/ Jeffrey L. Ritenour
	Name:	Jeffrey L. Ritenour
	Title:	Executive Vice President

DEVON GAS OPERATING, INC.

	By:	/s/ Jeffrey L. Ritenour
	Name:	Jeffrey L. Ritenour
	Title:	Executive Vice President

DEVON GAS SERVICES, L.P.

	By:	/s/ Jeffrey L. Ritenour
	Name:	Jeffrey L. Ritenour
	Title:	Executive Vice President

JOINT FILING AGREEMENT